EXHIBIT 23

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JOHNNY WALKER, CPA
Certified Public Accountants

Member of:
American Institute of Certified Public Accountants
California Society of Certified Public Accountants


February 11, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20541

RE:  Black IPO, Inc.
     Form SB-2


Gentlemen/Madame:

I hereby consent to the inclusion of my audit report on the above captioned, dated August 3, 2001, into the Registration Statement (No. 333-67518) on Form SB-2, and to the reference of my name under the heading "Financial Statements and Experts."

Respectfully submitted,


/s/  Johnny Walker

Johnny Walker, CPA



            4533 West Imperial Highway, Suite A, Inglewood, CA 90304
                       (310) 671-5993, FAX (310) 671-6681